                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                    for the
                       Tender of Shares of Common Stock
                                      of
                                 Shopping.com

                       Pursuant to the Offer to Purchase

                            Dated January 15, 1999
                                      to
                            Compaq Interests, Inc.
                                  an indirect
                          wholly owned subsidiary of
                          Compaq Computer Corporation
                   (Not to be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares (the "Shares") of common stock, no par value (the "Common Stock") of Shopping.com, a California corporation (the "Company"), are not immediately available or time will not permit all required documents to reach U.S. Stock Transfer Corporation, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:
                        U.S. Stock Transfer Corporation

 By Mail, Hand or Overnight Delivery:        By Facsimile Transmission:
                                          (For Eligible Institutions Only)
          1745 Gardena Avenue                      (818) 502-0674
      Glendale, California 91204
         Attention: Mark Cano               Confirm Receipt of Facsimile
                                                    by Telephone:
                                                   (818) 502-1404

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, and transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  Shares may not be tendered pursuant to the Guaranteed Delivery Procedures.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Compaq Interests, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Compaq Computer Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 15, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

PLEASE CHECK RELEVANT BOX BELOW

Series and Certificate Nos. of Shares (if available):



 Common Stock, no par value               Name(s) of Record Holder(s)


 Certificate Nos. __________________      ___________________________________


 Number of Shares Tendered _________      ___________________________________
                                                 Please Type or Print

                                          ___________________________________

                                          Address(es): ______________________

                                          ___________________________________
                                                                     Zip Code

                                          Area Code and Tel. No.: ___________

                                          Signature(s): _____________________

                                          Dated: ____________________________


DTC Account No.: ______________________

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                                  GUARANTEE
                (Not to be used for the signature guarantee)

   The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the National Association of Securities Dealers Automated Quotation System, Inc. is open for business after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 ___________________________________      ___________________________________
            Name of Firm                         Authorized Signature


 ___________________________________      Title: ____________________________
               Address


                                          Name: _____________________________
 ___________________________________             Please Type or Print
              Zip Code


                                          Dated: _____________________ , 1999
 ___________________________________
     Area Code and Telephone No.

            DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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